                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 Eurotech, Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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1)   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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4)   Proposed maximum aggregate value of transaction:


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5)   Total fee paid:

     [_] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                 EUROTECH, LTD.
                          10306 Eaton Place, Suite 220
                                Fairfax, VA 22030
                            Phone No. (703) 352-4399
                             Fax No. (703) 352-5994

                          NOTICE OF 2002 ANNUAL MEETING

Dear Eurotech, Ltd. Shareholder:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Eurotech, Ltd. ("Eurotech") on Friday, March 29, 2002, at the Best Western Inn, 3535 Chain Bridge Road, Fairfax, Virginia 22030-2703. The meeting will begin at 10:00 a.m. local time for the following purposes:

      1. The election of seven directors to serve until the next meeting of shareholders and until their successors have been elected and qualified (the affirmative vote of a plurality of the outstanding shares entitled to vote thereon is required to elect each nominee for election as directors);

      2. Ratify the selection of Grassi & Co., CPAs, P.C. as our independent public accountants for the year ending December 31, 2002 (the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon is required to ratify this proposal);

      3. To attend to other business that may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors of Eurotech has fixed the close of business on February 8, 2002 as the record date for the determination of Eurotech shareholders entitled to notice and to vote at the Annual Meeting. A complete list of stockholders entitle to vote will be available for inspection at the offices of Eurotech, 10306 Eaton Place, Suite 220, Fairfax, Virginia 22030 for a period of not less than ten days prior to the Annual Meeting. Your vote is important. I urge you to either complete, date, sign and return the accompanying proxy card in the provided prepaid envelope or attend the Annual Meeting and vote in person.

                                     By Order of the Board of Directors,

                                     /s/ Dr. Randolph A. Graves, Jr.
                                     -------------------------------------------
                                     Dr. Randolph A. Graves, Jr.
                                     Vice President, Chief Financial officer and
                                     Corporate Secretary

March 7, 2002

                                 EUROTECH, LTD.
                          10306 Eaton Place, Suite 220
                                Fairfax, VA 22030

                                 PROXY STATEMENT

                               GENERAL INFORMATION


YOUR VOTE IS VERY IMPORTANT
PLEASE SEND IN YOU PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON. THIS PROXY STATEMENT DESCRIBES THE MATTERS TO BE VOTED ON AND CONTAINS SPECIFIC INSTRUCTIONS TO FACILITATE YOUR VOTING.

Eurotech, Ltd. ("Eurotech"), through its Board of Directors, is soliciting proxies for the 2001 Annual Meeting of Shareholders of Eurotech, Ltd. to be held on MARCH 29, 2002 (the "Annual Meeting"). We will mail this Proxy Statement on or about March 13, 2002. We are sending to you our annual report, 10-K, for the year ending December 31, 2001, including audited financial statements for the year ended December 31, 2001, together with this Proxy Statement.

SOME QUESTIONS AND ANSWERS

WHAT AM I BEING ASKED TO VOTE ON?
You are being asked to vote on (1) the election of seven directors; and (2) to ratify the Board's selection of Grassi & Co., CPAs, P.C. as our auditors for the fiscal year ending December 31, 2002. Your grant of a proxy will also confer on the holders of the proxy authority to vote in their best judgment on any other matters that may properly come before the meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?
The Board recommends a vote: (1) FOR each of its nominees for election as directors; and (2) FOR ratification of the Board's selection of Grassi & Co., CPAs, P.C. as our auditors.

WHO IS ENTITLED TO VOTE?
You are entitled to vote if you were the owner of shares of our common stock at the close of business on February 8, 2002, the record date for voting. This includes (1) shares held on that date directly by you as the shareholder of record and (2) shares held on that date for your account as beneficial owner by a broker, bank, or other nominee.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If the shares are registered directly in your name on the records maintained by our transfer agent, Interwest Transfer Co., Inc., you are the shareholder of record of those shares and we are sending the proxy materials directly to you. As the shareholder of record, you are entitled to vote these shares in person at the meeting or to designate a proxy to vote for you. We have enclosed a proxy card to permit you to instruct the proxy holder on how to vote your shares. If your shares are held in a brokerage account or by a bank or other nominee, those shares are registered on the record maintained by the transfer agent in the name of the broker, bank or other nominee. The broker, bank, or other nominee of shares held in such manner is commonly referred to as holding such shares in "street name." If your shares are held in street name, the broker, bank, or other nominee is the holder of record and will get the proxy materials from us in sufficient quantities to pass on a set to you. You, as the beneficial owner, have the right to direct the broker, bank or other nominee on how to vote and you are invited to attend the meeting if you want to. Nevertheless, if you do attend, you will be entitled to vote only if the record holder of these shares appoints you as its proxy. Your broker, bank, or other nominee has enclosed a voting instruction card so that you can give instructions on how to vote your shares.

HOW DO I VOTE?
Shareholders may vote their shares at the Annual Meeting either in person or by proxy. Since many shareholders may be unable to attend the meeting in person, we send to all shareholders of record cards that permit them to designate proxies to represent them at the meeting and to direct the designated proxies on how to vote. Brokers, banks, and nominees also send cards to beneficial owners to permit them to provide instructions as to how they wish their shares to be voted.

HOW DO I VOTE BY MAIL?
Shareholders of record who wish to vote by mail should complete the enclosed proxy card to indicate their voting instructions and then sign, date and mail the proxy card in the postage-paid envelope provided. Beneficial owners may direct their vote by mail by completing, signing, and returning the voting instruction card provided by their broker, bank, or nominee.

HOW DO I VOTE AT THE ANNUAL MEETING?
We will pass out ballot papers to any shareholder of record who wants to vote in person at the Annual Meeting rather than by proxy. If you hold your shares through a broker, bank, or nominee, you must obtain a proxy from that institution to enable you to vote in person at the meeting.

WHOM AM I DESIGNATING AS MY PROXY?
You will be designating Chad A. Verdi, Don V. Hahnfeldt, and Randolph A. Graves, Jr., each currently a director of ours, as a proxy to vote your shares in accordance with your instructions.

HOW WILL MY PROXY VOTE MY SHARE?
The designated proxy will vote according to your instructions as indicated on the proxy card. If you sign your proxy card but do not indicate voting instructions on one or more of the business matters listed, the proxies will vote all uninstructed shares in accordance with the recommendations of the Board.

HOW MANY SHARES CAN VOTE?
As of February 8, 2002, we had 68,021,770 outstanding shares of common stock. The holders of these shares are each entitled to one vote for each share held.

CAN I REVOKE MY PROXY?
You may revoke your proxy at any time before it is voted by giving notice of the revocation to the Secretary of Eurotech, by filing another proxy with a later date with the Secretary or by attending the Annual Meeting and voting in person. All properly executed and unrevoked proxies delivered pursuant to this solicitation will be voted in accordance with the instructions of the beneficial owners if such proxies are received in time.

HOW MANY SHARES NEED TO BE REPRESENTED FOR THE MEETING TO CONDUCT BUSINESS?
The meeting can conduct business only if the holders of a majority of the shares outstanding on the record date are present at the meeting in person or by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Generally, a broker will not vote shares that it holds for a beneficial owner for or against a particular proposal if (1) the broker has not received voting instructions form the beneficial owner and (2) under the rules applicable to the broker, it is not allowed to vote on the particular proposal without voting instructions.

HOW MANY VOTES ARE NEEDED FOR MATTERS TO BE ADOPTED AT THE MEETING?
The affirmative vote of the holders of a plurality of the outstanding shares of Eurotech stock entitled to vote is required to elect each nominee for election as directors. The other matters to be voted on will be declared adopted if they receive the affirmative vote of a majority of the shares present or represented at the meeting.

IS CUMULATIVE VOTING ALLOWED IN THE ELECTION OF DIRECTORS?
No. Each share is entitled to one vote in the election of directors as on every other matter.

WHO WILL COUNT THE VOTES?
Your Corporate Secretary will count the votes unless a shareholder present at the meeting requests count by inspectors of election, in which event the Chairman of the meeting will appoint two inspectors, who may but need not be shareholders, to effect the count.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?
The Chairman will announce the results of the meeting. In addition, we will publish them on our web site - www.eurotechltd .com - and in our quarterly report on Form 10-Q for period ending March 31, 2002, which we expect to file with the SEC by May 15, 2002.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?
Eurotech will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to mailing these proxy materials, our directors and officers, who will not receive any additional compensation for their soliciting activities, may seek to contact shareholders by telephone or other electronic means. We will also reimburse brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to shareholders.

MAY I PROPOSE ACTIONS FOR CONSIDERATION AT FUTURE SHAREHOLDER MEETINGS, INCLUDING DIRECTOR NOMINATIONS? You may submit proposals for consideration at future shareholder meetings, including director nominations.

PROPOSALS: In order for a shareholder proposal to be considered for inclusion in the proxy statement for our regularly scheduled Annual Meeting next year, our Corporate Secretary must receive the written proposal not less than 120 calendar days before the date the proxy materials were mailed out to shareholders in connection with the previous year's annual meeting. For example, if this proxy is mailed on March 13, 2002 as anticipated, then proposals should have been received by November 13, 2001. However, if the date of next year's annual meeting has been changed by more than 30 days from the date of this year's meeting, you should check to see if we have established a new deadline in one of our quarterly reports on Form 10-Q. If we have not set a new deadline, then the deadline is a reasonable time before we begin to print and mail next year's proxy materials. Any such proposal will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. You may also move for the adoption of proposed resolutions from the floor at the Annual Meeting, but then you should not expect proxies to vote in favor of it.

NOMINATIONS OF DIRECTOR CANDIDATES: You may suggest director candidates for consideration by our Board. Any such suggestion should be addressed to our Corporate Secretary. You may also make a director nomination from the floor at the Annual Meeting, but then you should not expect proxies to be voted in favor of your nominee.

                             ITEM OF BUSINESS NO. 1


         The board of directors of Eurotech (the "Board") has nominated seven persons for election as directors for the forthcoming year. District of Columbia law, under which we are organized, says that the number of directors, if different from the number shown in the Articles of Incorporation, must be specified in the Bylaws. Last year, the Board amended the Bylaws to provide for a Board composed of five directors and the current Board of five directors was elected at last year's annual meeting. On August 27, 2001, the Board further amended the Bylaws to provide for a Board composed of seven directors. District of Columbia law further provides that any vacancy on the Board resulting from such an increase can be filled only by the shareholders. Accordingly, the Board has nominated and proposes that you elect the following seven nominees to the
Board: Don V. Hahnfeldt, Chad A. Verdi, Dr. Randolph Graves, Jr., Simon Nemzow, Dr. Leonid Khotin, Todd J. Broms, and Carey Naddell.

         At the Annual Meeting, seven persons are to be elected to the Board to hold office until the next annual meeting of the shareholders of Eurotech and until their respective successors are duly elected and qualified. The Board has nominated each of the persons named below and it is the intention of the persons named in the enclosed proxy to vote FOR the election of all the nominees named below. Each of the nominees has consented to serve as a director if elected. If any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

INFORMATION CONCERNING THE NOMINEES FOR ELECTION AS DIRECTORS
-------------------------------------------------------------

The seven persons who receive the highest number of the votes cast by shareholders present at the meeting in person or by proxy will be elected directors of Eurotech, to hold office until the next annual meeting and until their successors are elected and qualified.

The chart below identifies persons who currently serve or are being nominated to serve as directors.

NAME                            AGE     POSITIONS
----                            ---     ---------
Don V. Hahnfeldt                57      Chairman of the Board, Executive Vice President
Chad A. Verdi                   35      Vice Chairman of the Board, Consultant
Todd J. Broms                   52      President and Chief Executive Officer, Director Nominee
Dr. Randolph A. Graves, Jr.     63      Chief Financial Officer, Vice President,
                                        Secretary, Director
Simon Nemzow                    79      Director
Dr. Leonid Khotin               70      Director
Carey Naddell                   59      Director Nominee

DON V. HAHNFELDT, 57, SERVES AS CHAIRMAN OF THE BOARD AND EXECUTIVE VICE PRESIDENT. He has served as a member to our Board of Directors since January 15, 2000. He joined the Company on July 7, 1999 following a twenty-nine year career in public and government service. Mr. Hahnfeldt served as Chief Executive Officer of Eurotech from July 7, 1999, until February 28, 2002. From September 1998 to July 1999, Mr. Hahnfeldt served as City Manager of Sunnyside, Washington. Prior to that, he served in the U.S. Navy, retiring in July 1998 as the Commodore of a Trident Submarine squadron. Mr. Hahnfeldt received a B.S. in Business Administration from Roosevelt University, an equivalent M.S. in Nuclear Engineering from the U.S. Navy Nuclear Power School, an M.S. in Operations Research from the Navy Post Graduate School, and an M.P.A. from Valdosta State University.


CHAD A. VERDI, 35, SERVES AS A MEMBER OF THE BOARD, A MEMBER OF ITS AUDIT COMMITTEE, AND A CONSULTANT. He has been a member of our Board of Directors since April 2, 1999 and served as the Chairman of the Board until February 28, 2002. He serves as a member of the board of directors of Premium Poultry, Inc., Coastal Sausage Company, and Chad's Grille. He acts as a financial consultant to corporations in diversified industries. He has raised funds for start-up companies, and has developed two New England corporations into highly successful retail businesses. His sizable commercial real estate developments and holdings and recent entrepreneurial transactions include major acquisitions and sales of various entities. Mr. Verdi is Chief Executive Officer of Premium Poultry, Inc. and Coastal Sausage Company, both headquartered in New England, whose valuation has increased ten-fold under his stewardship. He was formerly the Chief Executive Officer of Coastal Food Services & Provisions Inc. and Coastal Food Service Companies (1988 - 2000) located in Cranston, Rhode Island.

TODD J. BROMS, 52, SERVES AS PRESIDENT AND CHIEF EXECUTIVE OFFICER. His service began on March 1, 2002. He has over twenty-five years experience in middle market merchant banking, corporate finance and advisory services, and real estate investment banking. For the past several years Mr. Broms has served as President of Broms & Company LLC, Broms Capital, LLC, and it's predecessor, Nelson Broms Company, Inc., during which period he successfully arranged and structured senior and senior stretch financing commitments aggregating $685 million. Since October 1, 2001, Mr. Broms has served as advisor to Eurotech, Ltd. primarily advising its former Chairman and former Chief Executive Officer about matters including corporate finance and governance; development of financial and non-financial reporting; the further implementation of corporate development; operations; contract review and negotiation. To induce Mr. Broms to join the Company full time, the Board agreed, among other things, to nominate and endorse Mr. Broms for election at the upcoming Annual Meeting. This is discussed in greater detail in this Proxy Statement under the caption "Information Regarding any Arrangements or Understandings with respect to Election of Directors or Other Matters."

DR. RANDOLPH A. GRAVES, JR., 63, SERVES AS A MEMBER OF THE BOARD OF DIRECTORS, CORPORATE SECRETARY, CHIEF FINANCIAL OFFICER, AND VICE PRESIDENT. He has been a member of our Board of Directors from our incorporation to January 23, 1998, February 4, 1999 to July 10, 2001, and again since August 8, 2001 to the present. He is a consultant to the aerospace, computing and small business communities through Graves Technology, Inc., a company he founded in 1991. He is currently a member of George Washington University National Advisory Council for the School of Engineering Applied Science. From 1963 to 1980, Dr. Graves was employed by NASA's Langley Research Center in a number of research and research management positions before moving to NASA Headquarters where he served as Director of Aerodynamics from 1980 to 1989. He served on numerous managerial and technical panels and committees including a member of the White House's Federal Coordinating Council on Science Engineering and Technology Subcommittee on High Performance Computing from 1983 to 1989, and as NASA's member of NATO's Advisory Group on Aerospace Research and Development Fluid Dynamics Panel from 1984 to 1989. Dr. Graves holds B.S. and M.S. degrees in Mechanical Engineering from Virginia Tech, a Doctor of Science degree in Mechanical Engineering from George Washington University, and a M.S. degree in Management from Stanford (Sloan Fellowship).

SIMON NEMZOW, 79, SERVES AS A MEMBER OF THE BOARD OF DIRECTORS AND THE CHAIRMAN OF ITS AUDIT COMMITTEE. He was elected to our Board of Directors at the 1999 Annual Stockholders' Meeting. He is a retired investor and businessman.

DR. LEONID KHOTIN, 70, SERVES AS A MEMBER OF OUR BOARD OF DIRECTORS AND A MEMBER OF ITS AUDIT COMMITTEE. He was elected to our Board of Directors at the 1999 Annual Stockholders' Meeting. Since 1986, he has been a researcher at the University of California's Center for Slavic and East European Studies. Since 1981, he has been the Editor-in-Chief, Informatics and Prognostics, Publishing House, Monterey, California.

CAREY NADDELL, 59. He is a graduate of Brooklyn College with a degree in economics and was the managing partner of Murphy & Durieu, a New York Stock Exchange firm. He is a past member of the Securities Traders Association and the former President of the Polo Club of Boca Raton, Florida. He is currently an active businessman, investor, and supporter of cancer research, especially kidney cancer.

BOARD RECOMMENDATION AND VOTE REQUIRED FOR APPROVAL
---------------------------------------------------

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE OUTSTANDING SHARES OF EUROTECH ENTITLED TO VOTE IS REQUIRED TO ELECT EACH NOMINEE FOR ELECTION AS DIRECTORS. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR.

         THE BOARD RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE FOR THE PROPOSAL TO APPROVE ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION REGARDING ANY ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO
------------------------------------------------------------------------
ELECTION OF DIRECTORS OR OTHER MATTERS
--------------------------------------

         Todd J. Broms was hired to serve as the President and Chief Executive Officer on March 1, 2002. To induce Mr. Broms to join the Company, certain agreements were made and memorialized in an Employment Agreement dated as of March 1, 2002. These agreements include: nominating and endorsing Mr. Broms for election to the Board at the upcoming Annual Meeting; an agreement that if elected director, Mr. Broms shall also be elected by the Board as a member and Chairman of the Compensation Committee, an agreement that if elected director, Mr. Broms shall have the option to require the Board to elect him as Chairman in the year 2003, an agreement that Eurotech shall nominate and endorse such persons for election to the Board as Mr. Broms shall submit in writing to the Company prior to future meetings of the shareholders; officers and directors of Eurotech shall not have authority to bind Eurotech to a material contract without the written approval of Mr. Broms; and all documents filed with the United States Securities and Exchange Commission or any other government or non-government regulatory agency, press releases, written communications with shareholders of the Company, and any other public documents shall be reviewed and approved by Mr. Broms in writing prior to release.

         Don V. Hahnfeldt was hired to serve as Executive Vice President on March 1, 2002. To induce Mr. Hahnfeldt to join the Company in such capacity, certain agreements were made and memorialized in an Employment Agreement dated as of March 1, 2002. These agreements include an agreement that the Board would elect Mr. Hahnfeldt Chairman following the resignation of Mr. Verdi and that the Board would nominate and endorse Mr. Hahnfeldt for election to the Board at the upcoming Annual Meeting.

         Verdi Consultants, Inc., a Rhode Island corporation, was engaged to provide consulting services to Eurotech to be provided by Chad A. Verdi, a current director, on March 1, 2002. To induce Mr. Verdi to provide such consulting services the Company, certain agreements were made and memorialized in a Consulting Agreement dated as of March 1, 2002. These agreements include an agreement that the Board would elect Mr. Verdi Vice-Chairman of the Board following his resignation as Chairman and that the Board would nominate and endorse Mr. Verdi for election to the Board at the upcoming Annual Meeting.

INFORMATION REGARDING THE BOARD AND COMMITTEES THEREOF
------------------------------------------------------

         The Board of Directors held four formal directors meetings during 2001 (one of which was the annual meeting of directors). In addition, the Board took 37 formal actions by unanimous written consent. The directors were, however, in frequent touch with one another and with management by telephone. The Board formed two committees, the Audit Committee and the Governance and Compensation Committee. During 2001, only the Audit Committee met; it met on five occasions. Each director attended at least 75% of all Board meetings and meetings of committees on which they served.

         The Audit Committee of the Board of Directors reviews and discusses with the Company's auditors and management Eurotech's audited financial statements and whether the auditors' performance of non-audit related duties is compatible with maintaining proper independence. The Audit Committee has a charter, adopted at a Board meeting on March 19, 2000. The Audit Committee charter is attached to this Proxy Statement as "Exhibit A."

         At the submission of this proxy, our Audit Committee only meets the AMEX definition of "independent" because the board, pursuant to Section 121(B)(b)(ii) of the AMEX listing standards appointed Mr. Verdi to the Audit Committee who is not independent as defined in Section 121A. Mr. Verdi, received compensation from the Company in excess $60,000 in 2001 and will receive such compensation in 2002, the Company's Board of Directors has determined Mr. Verdi's appointment is necessary to comply with the three-member Audit Committee requirement and is in the best interests of the Company and its shareholders. The Company's Board of Directors determined that Mr. Verdi would not be hampered or influenced in his ability to evaluate objectively the propriety of management's accounting, internal control, and reporting practices. The Company intends to nominate an independent director at the Annual Meeting, who, if elected, will replace Mr. Verdi on the Audit Committee. The Audit Committee's report follows:

                                 EUROTECH, LTD.

                             AUDIT COMMITTEE REPORT

                                FEBRUARY 19, 2002

         This disclosure statement is being provided to inform our shareholders of the Audit Committee's oversight with respect to the financial reporting of Eurotech, Ltd. ("Company"). The Board of Directors adopted a written charter for the Audit Committee on March 19, 2000.

         The Audit Committee of the Company's Board of Directors has thoroughly reviewed and discussed the audited financial statements and the footnotes thereto with the Company's management and independent auditors. Based on these discussions, the Audit Committee believes the Company's financial statements are fairly presented in conformity with Generally Accepted Accounting Principles
(GAAP) in all material respects. The Audit Committee has not been apprised of any misstatements or omissions in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, that included the auditor's judgment as to the quality of the Company's financial statements, any changes in accounting policy, and sensitive accounting estimates.

         The Audit Committee discussed with the Company's auditors, Grassi & Co., P.C., the independence of such auditors from the Company and its management, and received the written disclosures concerning the auditors' independence as required by the Independence Standards Board Standard No.1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, to be made by its auditors to the Company. Two of three members of the Audit Committee, Simon Nemzow and Leonid Khotin, do not have vested interests in the Company either through financial, family or other material ties to management, which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices. Although the third member of the Audit Committee, Chad A. Verdi, received compensation from the Company in excess $60,000 in 2001 and will receive such compensation in 2002, the Company's Board of Directors has determined Mr. Verdi's appointment is necessary to comply with the three-member Audit Committee requirement and is in the best interests of the Company and its shareholders. The Company's Board of Directors determined that Mr. Verdi would not be hampered or influenced in his ability to evaluate objectively the propriety of management's accounting, internal control, and reporting practices. The Company intents to nominate an independent director at the March 29, 2002 annual stockholders' meeting, who, if elected, will replace Mr. Verdi on the Audit Committee.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 31 December 2001 for filing with the Securities and Exchange Commission.

         /s/ Simon Nemzow             /s/ Leonid Khotin     /s/ Chad Verdi
         --------------------------   -------------------   --------------------
         Simon Nemzow                 Leonid Khotin         Chad Verdi
         Chairman, Audit Committee    Audit Committee       Audit Committee
         Board of Directors           Board of Directors    Board of Directors


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
-------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any other persons who own 10% or more of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended on December 31, 2001, all such Section 16(a) filing requirements were met.

EXECUTIVE OFFICERS
------------------

         In addition to Messrs. Broms, Hahnfeldt, and Graves, the following individuals currently serve as executive officers of Eurotech:

         TEOFIL GROCHOWSKI, JR., 41, IS OUR DIRECTOR OF BUSINESS DEVELOPMENT UNDER AN EMPLOYMENT AGREEMENT THAT EXPIRES AUGUST 28, 2002. He joined us in August 2000 after serving as Director, Department of Engineering Programs with NUKEM from 1998. Prior to that, he was a consultant and strategic advisor for Duke Engineering and Services from 1997 to 1998. From 1986 to 1997, Mr. Grochowski held various program management and business development positions with BWX Technologies.

         PAUL CHILDRESS, 55, HAS BEEN APPOINTED TO BE OUR VICE PRESIDENT, NUCLEAR AND ENVIRONMENTAL DIVISION (NETS), effective January 1, 2001, under a month-to-month employment agreement. We hired Mr. Childress as a nuclear waste business development consultant in February of 2000. Prior to that, he was with B & W Services, a provider of nuclear products and services to government and industry, domestically and internationally.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


         The following table shows the compensation of the current Chief Executive Officer, former Chief Executive Officer, and the four most highly compensated executive officers other than the Chief Executive Officer. Other than the executive officers listed below, no other executive officer was compensated in excess of $100,000 during 2001.

                  SUMMARY COMPENSATION TABLE EXECUTIVE OFFICERS
                                                                                               Long-term
                                                  Annual Compensation                          Compensation
------------------------------ ------- ------------ ------------- ----------------- ---------------- -----------------
             (a)                                                        (e)         (f) Restricted   (g) Stock
          Name and              (b)        (c)          (d)         Other Annual    Stock Awards     Option/Warrant
     Principal Position         Year   Salary ($)     Bonus($)    Compensation ($)                   Awards
                                ----
------------------------------ ------- ------------ ------------- ----------------- ---------------- -----------------
Todd J. Broms                   2000        -            -               -                 -                -
President and CEO (1)           2001        -            -               -                 -             100,000
------------------------------ ------- ------------ ------------- ----------------- ---------------- -----------------
Don V. Hahnfeldt,               2000    $142,231      $78,000            -                 -             100,000
Former President and CEO (2)    2001    $138,091    $28,000 (aa)      $12,215              -             100,000
------------------------------ ------- ------------ ------------- ----------------- ---------------- -----------------
Randolph A. Graves, Jr.,        2000     $78,547         -               -                 -                -
Vice President of               2001     $77,879         -               -                 -                -
Technology, Corporate
Secretary, and CFO (3)
------------------------------ ------- ------------ ------------- ----------------- ---------------- -----------------
Jeffrey W. Stephen,             2000    $103,385         -            $80,621              -             325,000
Former Senior Vice President    2001    $121,436         -            $33,020              -                -
and COO (4)
------------------------------ ------- ------------ ------------- ----------------- ---------------- -----------------
Jon W. Dowie,                   2000     $99,385      $30,000            -           $11,000 (bb)           -
Former Vice President,          2001    $159,923         -             $7,339                            100,000
Treasurer and CFO (5)
------------------------------ ------- ------------ ------------- ----------------- ---------------- -----------------
Paul Childress, Vice            2000        -            -               -                 -                -
President, Nuclear and          2001    $151,596         -             $9,654              -              50,000
Environmental Division
(NETS) (6)
------------------------------ ------- ------------ ------------- ----------------- ---------------- -----------------
Teofil Grochowski, Jr.,         2000     $42,845         -             $2,270              -                -
Director of Business            2001    $126,190         -            $29,734              -              25,000
Development (7)
------------------------------ ------- ------------ ------------- ----------------- ---------------- -----------------

(aa) During 2001, Mr. Hahnfeldt received payment of $28,000 of the $78,000 deferred bonus, leaving $50,000 in a deferred status.
(bb) Mr. Dowie owned 10,000 restricted shares as of the fiscal-year-end December 31, 2001. The value of his restricted shares are calculated by multiplying 10,000 shares by the December 31, 2001's closing price of $1.10.

(Notes regarding the above-listed executives follow)


    (1) Mr. Broms serves as our President and Chief Executive Officer as of March 1, 2002. His employment agreement grants him an annual salary of $210,000. He also received a ten-year option to purchase 1,300,000 shares at a price equal to the closing price of the Company's stock on the date of the grant, which was $.50. Mr. Broms will receive an annual bonus to be determined at the discretion of the Board of Directors to be paid on or before December 31 of each year. Before becoming President and Chief Executive Officer, Mr. Broms served as advisor to Eurotech, Ltd. (October 1, 2001 to February 28, 2002). For these services, the Company granted him warrants to purchase 100,000 shares of its common stock at an exercise price of $.34 and paid him $39,000 from October 2001 thru February 2002. The warrants vested immediately and expire in 10 years from the grant date.
    (2) Mr. Hahnfeldt is our current Executive Vice President as of March 1, 2002. His new employment agreement, which supercedes and terminates all prior agreements, grants him an annual salary of $180,000, $6,000 annually for automobile allowance, and $4,800 annually for medical and dental coverage. He also received a ten-year option to purchase 1,000,000 shares at a price equal to the closing price of the Company's stock on the date of the grant, which was $.50. Mr. Hahnfeldt will receive an annual bonus to be determined at the discretion of the Board of Directors to be paid on or before December 31 of each year. Prior to assuming the duties of Executive Vice President, Mr. Hahnfeldt was our President and CEO, serving since July 15, 1999. He was initially paid a salary of $104,000 per year, beginning on the date on which he was employed by us and took office as President. He also received a five-year warrant to purchase 50,000 shares of our common stock at $1.00 per share. On September 1, 1999, Mr. Hahnfeldt was awarded, under the 1999 Stock Option Plan, an option to purchase 150,000 shares at $.71. In November, 1999, Mr. Hahnfeldt entered into a three-year employment contract with us that provided for base compensation in the first contract year of $104,000; in the second contract year, the sum of that amount plus the bonus awarded to him in the first contract year; and in the third contract year, that amount plus the bonus awarded to him in the second contract year. The bonus to which Mr. Hahnfeldt was entitled in each contract year was an amount, not to exceed 50% of base salary, determined by applying to that year's base salary the percentage by which the market price of our common stock had increased between the beginning and the end of the contract year. The first contract year ended on November 5, 2000, but no bonus was paid to Mr. Hahnfeldt which respect to that year because he deferred his bonus of $78,000. In addition, for each contract year Mr. Hahnfeldt was issued a five-year warrant to purchase 100,000 shares of our common stock for $1.00, $2.00, and $3.00 per share, successively. In July, 2000, our Board of Directors increased Mr. Hahnfeldt's salary to $3,700 per week, were it remained until February 28, 2002.
    (3) Dr. Graves is our current Vice President of Technology, Chief Financial Officer and Corporate Secretary as of March 1, 2002. His annual salary remains at $100,000. On January 1, 2000, Dr. Graves was appointed Vice President, at an initial annual salary of $60,000; on July 1, 2000, his annual salary was increased to $100,000, were it remains the same at the time of this Proxy Statement. Dr. Graves was our President and Chief Executive Officer from May 2, 1995 until January 23, 1998, receiving an annual salary of $77,374 for 1996 and 1997. On September 1, 1999, Dr. Graves was awarded, under the 1999 Stock Option Plan, an option to purchase 150,000 shares at $.71.
    (4) Mr. Stephen was our Senior Vice President and Chief Operating Officer, having joined us on May 3, 2000. During 2000, his annual salary was $160,000, and we paid him $80,621 in connection with his move and relocation to Eurotech headquarters. During 2000, Mr. Stephen was issued ten-year non-qualified stock options to purchase a total 325,000 shares of our common stock. Mr. Stephens resigned from the company effective June 30, 2001.
    (5) Mr. Dowie was our Vice President, Treasurer, and Chief Financial Officer, having joined us on February 7, 2000. He was initially hired at an annual salary of $100,000 and was granted an initial bonus of 10,000 shares of our common stock and $10,000 cash. His annual salary was increased to $140,000 on September 15, 2000, and he was awarded a bonus of $20,000. On January 1, 2001, Mr. Dowie was issued two, five-year incentive stock options to purchase 100,000 shares in total (50,000 shares for each option). Mr. Dowie's contract was not renewed and he subsequently resigned from the company effective December 31, 2001.
    (6) Mr. Childress is our current Vice President, Nuclear and Environmental Division ("NETS"), effective January 1, 2001. He was initially paid a salary of $175,000 per year and awarded, under the 1999 Stock Option Plan, an option to purchase 50,000 shares at $2.50. Starting October 1, 2001 and ending November 30, 2001 (nine weeks), thirty-three percent of his $6,731 bi-weekly salary was deferred, $10,096 in total. Starting December 1, 2001, his annual salary was decreased to $96,000, and he will also receive 1.75 percent of gross revenue of NETS with a markup of thirty percent or greater, or 0.75 percent of gross revenue with a markup between zero to thirty percent.
    (7) Mr. Grochowski, Jr. is our current Director of Business Development, effective August 28, 2000. He was initially paid a salary of $138,000 per year and on August 28, 2001, he was awarded, under the 1999 Stock Option Plan, an option to purchase 25,000 shares at $3.00.

OPTION GRANTS IN THE LAST FISCAL YEAR

         The following table provides information concerning grants of options to purchase of shares of our Common Stock made during the year ended December 31, 2001 to the executive officers named in the above compensation table.

--------------------------- ----------------- ------------ ----------- ------------- --------------
                               NUMBER OF      % OF TOTAL
                                 SHARES         OPTIONS    EXERCISE
                               UNDERLYING     GRANTED TO   PRICE PER                   GRANT DATE
                            OPTIONS/WARRANTS   EMPLOYEES     SHARE      EXPIRATION      PRESENT
            NAME                GRANTED        IN FISCAL                   DATE          VALUE
                                               YEAR (5)
--------------------------- ----------------- ------------ ----------- ------------- --------------
Todd J. Broms (1)                    100,000     18.1%           $.34   10/01/2010    $27,000 (6)
--------------------------- ----------------- ------------ ----------- ------------- --------------
Jon W. Dowie (2)                      50,000     9.1%           $1.50    1/1/2006     $59,000 (7)
                                      50,000     9.1%           $2.50    1/1/2006     $56,000 (7)
--------------------------- ----------------- ------------ ----------- ------------- --------------
Paul Childress (3)                    50,000     9.1%           $2.50    1/1/2006     $59,000 (7)
                                      75,000     13.6%          $2.75    1/1/2007     $84,000 (7)
                                      75,000     13.6%          $3.00    1/1/2008     $82,500 (7)
                                      75,000     13.6%          $3.50    1/1/2009     $81,000 (7)
--------------------------- ----------------- ------------ ----------- ------------- --------------
Teofil Grochowski, Jr. (4)            25,000     4.6%           $3.00   8/28/2006      $9,500 (8)
                                      25,000     4.6%           $3.50   8/28/2007      $8,000 (8)
                                      25,000     4.6%           $4.00   8/28/2008      $7,000 (8)
--------------------------- ----------------- ------------ ----------- ------------- --------------

    (1) Mr. Broms was issued a ten-year warrant to purchase 100,000 shares of our common stock for $.34.
    (2) Mr. Dowie was issued two five-year incentive stock options to purchase a total of 100,000 shares of our common stock as follows: (i) 50,000 shares at $1.50 per share, exercisable on January 1, 2001, and (ii) 50,000 shares at $2.50 per share, exercisable on June 30, 2001.
    (3) Mr. Paul Childress was issued four five-year non-qualified stock options to purchase a total of 275,000 shares of our common stock as follows: (i) 50,000 shares at $2.50 per share, exercisable on January 1, 2001, (ii) 75,000 shares at $2.75 per share, exercisable on January 1, 2002, (iii) 75,000 shares at $3.00 per share, exercisable on January 1, 2003, and (iv) 75,000 shares at $3.50 per share, exercisable on January 1, 2004.
    (4) Mr. Teofil Grochowski, Jr., was issued three five-year non-qualified stock options to purchase a total of 75,000 shares of our common stock as follows: (i) 25,000 shares at $3.00 per share, exercisable on August 28, 2001, (ii) 25,000 shares at $3.50 per share, exercisable on August 28, 2002, and (iii) 25,000 shares at $4.00 per share, exercisable on August 28, 2003.
    (5) The company issued 450,000 stock options employees in 2001 and 100,000 warrants. No restricted stock was issued to employees in 2001.
    (6) This value was determined using the standard application of the Black-Scholes option methodology using the following assumptions: grant date - October 1, 2001, volatility - 59.95%; dividend yield - 0.0%; and a risk-free rate of return of 3.02% based on options being outstanding for a ten-year term.
    (7) This value was determined using the standard application of the Black-Scholes option methodology using the following assumptions: grant date - January 1, 2001, volatility - 126.61%; dividend yield - 0.0%; and a risk-free rate of return of 5.41% based on options being outstanding for a five-year term.
    (8) This value was determined using the standard application of the Black-Scholes option methodology using the following assumptions: grant date - August 28, 2000, volatility - 51.66%; dividend yield - 0.0%; and a risk-free rate of return of 3.50% based on options being outstanding for a five-year term

OPTION AND WARRANT EXERCISES AND 2001 FISCAL YEAR-END OPTION VALUES

         The following table provides information concerning the exercise of stock options during the year ended December 31, 2001, and the value of options held as of such date by the named executive officers.

------------------------- ------------ ----------- ------------------------------- ------------------------------
                           NUMBER OF                    NUMBER OF SECURITIES                   (aa)
                            SHARES                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISABLE
                           ACQUIRED                  OPTION/WARRANT AT DEC 31,      IN-THE-MONEY OPTION/WARRANT
          NAME               UPON      VALUE ($)              2001 (#)                          AT
                          EXERCISE(#)   RECEIVED                                         DEC 31, 2001 ($)
                                                    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------- ------------ ----------- -------------- ---------------- ------------- ----------------
Todd J. Broms                                        100,000 (1)                        $76,000
------------------------- ------------ ----------- -------------- ---------------- ------------- ----------------
Don V. Hahnfeldt                                      50,000 (2)                        $17,500
                                                     150,000 (3)                        $58,500
                                                     100,000 (4)                        $10,000
                                                     100,000 (5)                             $0
                                                     100,000 (6)                             $0
------------------------- ------------ ----------- -------------- ---------------- ------------- ----------------
Jeffrey W. Stephen                                    25,000 (4)                         $2,500
                                                     100,000 (7)                             $0
                                                     100,000 (6)                             $0
                                                                          100,000                             $0
------------------------- ------------ ----------- -------------- ---------------- ------------- ----------------
Jon W. Dowie                                          50,000 (8)                             $0
                                                      50,000 (7)                             $0
------------------------- ------------ ----------- -------------- ---------------- ------------- ----------------
Paul Childress                                        50,000 (7)                             $0
                                                      75,000 (9)                             $0
                                                                           75,000                             $0
                                                                           75,000                             $0
------------------------- ------------ ----------- -------------- ---------------- ------------- ----------------
Teofil Grochowski, Jr.                                25,000 (6)                             $0
                                                                           25,000                             $0
                                                                           25,000                             $0
------------------------- ------------ ----------- -------------- ---------------- ------------- ----------------

     (aa) Closing price on December 31, 2001 was $1.10
     (1)  Exercise Price is $.34
     (2)  Exercise Price is $.75
     (3)  Exercise Price is $.71
     (4)  Exercise Price is $1.00
     (5)  Exercise Price is $2.00
     (6)  Exercise Price is $3.00
     (7)  Exercise Price is $2.50
     (8)  Exercise Price is $1.50
     (9)  Exercise Price is $2.75


COMPENSATION OF DIRECTORS

         At the beginning of 2001, the Board was comprised of Mr. Chad A. Verdi (then Chairman), Mr. Don V. Hahnfeldt, Dr. Randolph A. Graves, Jr., Mr. Simon Nemzow, and Dr. Leonid Khotin. On October 12, 2000, the Board approved compensation for non-employee directors (Mr. Chad A. Verdi, Mr. Simon Nemzow, and Dr. Leonid Khotin) in the amount of $6,600 per calendar quarter, which is paid in monthly installments of $2,200. The employee members of the Board, Dr. Graves and Mr. Hahnfeldt, receive $3,000 per calendar quarter for their services on the Board, which is paid in monthly installments of $1,000. On February 26, 2002, the Board approved the nomination of Mr. Don V. Hahnfeldt to become

Chairman and Mr. Chad A. Verdi to become Vice Chairman, effective March 1, 2001. The compensation for the board members remains the same.


         CHAD A. VERDI, the Vice Chairman of our Board of Directors, has entered into an agreement with us effective February 1, 2002, through Verdi Consultants, Inc., which agreement will supercede and terminate all prior consulting agreements. Mr. Verdi will provide consulting services to us in the area of corporate finance. For these services, he will be compensated at the rate of $15,000 per month and receive $750 per month for automobile and $2,000 per month for rent and other expenses to maintain an office in Rhode Island. He also received a ten-year option to purchase 1,000,000 shares at a price equal to the closing price of the Company's stock at the date of grant, which was $.50 per share. Prior to February 1, 2002, Mr. Verdi entered into agreements to provide consulting services in the area of corporate finance. For these services, he was compensated at the rate of $1,000 per week, and granted the right through warrants to purchase up to an aggregate of 375,000 shares of our common stock, of which 225,000 were issued: a five-year warrant issued on October 1, 1999 to purchase 75,000 shares at $1.00 per share; a five-year warrant issued on October 1, 2000 to purchase 75,000 shares at $2.00 per share; a five-year warrant to be issued on October 1, 2001 to purchase 75,000 shares at $3.00 per share and the remaining warrants issuable under the prior consulting agreements were superceded and terminated by the new agreement. On October 12, 2000, the Board approved alternative deferred compensation of $104,000 for 2000 for Mr. Verdi for his services as a full-time consultant to be paid in 2001, and his weekly compensation for these consulting services was increased to $3,000. During 2001, Mr. Verdi was paid $104,000 of deferred compensation.

COMPENSATION OF NOMINEES FOR DIRECTOR

         Broms & Company LLC, on behalf of Mr. Todd J. Broms, its Chief Executive Officer, entered into a consulting agreement with us on October 1, 2001. Mr. Broms provided various corporate advisory services to our former Chairman and former Chief Executive Officer. For these services, the Company granted him warrants to purchase 100,000 shares of its common stock at an exercise price of $.34 and paid him $39,000 from October 2001 thru February 2002. The warrants vested immediately and expire in 10 years from the grant date. As discussed above, on March 1, 2002, Eurotech hired Mr. Broms to serve as the President and Chief Executive Officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------

         Our current Governance/Compensation Committee members, Simon Nemzow (Chairman), Leonid Khotin, and Chad A. Verdi, were appointed on June 13, 2000. The committee did not meet during 2001 and did not provide a report on executive compensation to our Board of Directors. The Board made all decisions regarding the compensation of the directors and executive officers during 2001 without input from that Committee.

PERFORMANCE GRAPH
-----------------

      The following performance chart compares cumulative total return on our common stock (EUO) with the cumulative total return of ATSI Communications, Inc.
(AI) and the American Stock Exchange ("AMEX"). AI is listed on AMEX and has a market capitalization of $21 million, similar to Eurotech's market capitalization of $23.7 million, as of February 22, 2002. We selected the cumulative total return of AI because AI has a similar market capitalization and there is no published industry or line of business index applicable to Eurotech and we can not reasonably identify a peer group to use for comparison purposes. Eurotech was first listed on AMEX on September 1, 2000, prior to which date the stock was quoted on the OTC Bulletin Board. The cumulative return values for our stock for December 31, 1996 through December 31, 2001, reflect the four-for-one stock split of June 1, 1996. The indicated year-end values are based on the closing price of the common stock reported in the respective market.


                          [PRICE HISTORY GRAPHIC HERE]


[figures below depicted in Price History Graph]

AMEX COMPOSITE INDEX
---------- -------------- ------------- ------------- ---------------------
Date         High           Low           Close         Volume
---------- -------------- ------------- ------------- ---------------------
2001        961.670        776.880       847.610       162,619,600
2000       1043.460        830.050       897.750       132,380,700
1999        878.290        681.230       876.970        82,128,400
1998        753.750        554.700       688.990        72,794,600
1997        723.030        541.020       684.610        65,819,800

EUROTECH LTD
----------- -------------- ----------- ------------ -----------------------
Date          High           Low         Close        Volume
----------- -------------- ----------- ------------ -----------------------
2001          2.750          0.250         1.100        46,865,600
2000          7.938          1.125         1.375        44,653,000
1999          3.125          0.313         2.563        16,898,800
1998          3.625          0.188         0.313        10,025,500
1997         13.000          1.578         2.000        16,826,400

ATSI INTL INC
----------- ------------ ----------- ----------- --------------------------
Date          High          Low         Close       Volume
----------- ------------ ----------- ----------- --------------------------
2001          1.813          0.230         0.280        46,738,200
2000          9.750          0.250         0.375       136,574,400
1999          1.844          0.516         1.188        50,093,900
1998          3.500          0.375         0.875        27,450,500


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

         During 2001, we were party to the following transactions with the following persons and entities:


         PETER GULKO, one of the holders of more than 5% of our common stock, was one of our organizers and served us for a time as a director and briefly in 1998 as President. Now one of our consultants, he acts as a liaison between Eurotech and our associates in Russia, Ukraine, and Israel. We are currently paying Mr. Gulko for his services as a consultant $10,800 per month.


         CRYPTO.COM, INC. ("Crypto"), is a Delaware corporation and may be considered a subsidiary of Eurotech. Crypto was organized to develop cryptographic systems for secure communication. Eurotech owns 66.04% of the outstanding equity of Crypto and the remaining equity is owned as follows: the inventor owns 18.87%; Peter Gulko, one of the holders of more than 5% of our common stock and a former officer and director owns 9.43%; Jeffery W. Stephen, a former officer, owns 1.89%; John W. Dowie, a former officer, owns 0.94%; Don V. Hahnfeldt, a current officer and director, owns 0.94%; Randolph A. Graves, a current officer and director, owns 0.94%; and Chad A Verdi, a current director and consultant, owns 0.94%.

         BROMS & COMPANY LLC, on behalf of Mr. Todd J. Broms, its Chief Executive Officer, entered into a consulting agreement with us on October 1, 2001. Mr. Broms provided various corporate advisory services to our former Chairman and former Chief Executive Officer about matters including corporate governance; development of financial and non-financial reporting; the further implementation of corporate development; operations; contract review and negotiation. For these services, the Company granted him warrants to purchase 100,000 shares of its common stock at an exercise price of $.34 and paid him $39,000 from October 2001 thru February 2002. The warrants vested immediately and expire in 10 years from the grant date. On March 1, 2002, Eurotech hired Mr. Broms as a full time employee to serve as the President and Chief Executive Officer.

         WOODWARD LLC, a Cayman Islands investment fund ("Woodward"), is currently a holder of more that 5% of our outstanding common stock. On December 31, 1999, we issued to Woodward 1,882,353 shares of our common stock, together with a five-year warrant to purchase an additional 200,000 shares, for a total consideration of $3,000,000. In connection with that investment, we entered into a series of agreements with Woodward, which provide in summary for the following:


         O Our shares issued to Woodward are subject to repricing, which means that if the market price of our shares during certain periods following the effectiveness of our registration statement registering for public sale the shares issued and issuable to Woodward dropped significantly below the prices established at the time our original shares were issued to Woodward, we might be required to issue additional compensation for such decline.
         O    We are required to register under the Securities Act of 1933, as amended, 200% of the shares, and the shares underlying the warrant, issued to Woodward.
         O We established a commitment from Woodward, within certain limits and subject to certain conditions pursuant to which we have and may continue to require Woodward to purchase additional shares of common stock from Eurotech at prices determined in accordance with a formula related to market quotations for our outstanding shares.

         In March 2000, we issued to Woodward under this commitment another 1,200,000 shares for total proceeds of $6,315,790 and in April 2000, we issued Woodward under this commitment 2,000,000 more shares, together with a warrant to purchase another 500,000 shares, for total proceeds of $10,000,000 plus other consideration. In March 2001, we issued to Woodward under this commitment another 1,333,333 shares for total proceeds of $3,000,000. The shares issued in March 2000, April 2000, and March 2001 are subject to repricing.

         In February 2002, we issued to Woodward 10,000 shares of Series A 3% Convertible Preferred Stock with a conversion price of $.50, upon conversion, the common shares are subject to repricing. We currently have under consideration the issuance to Woodward LLC of another 15,000 shares of Series A 3% Convertible Preferred Stock with a conversion price of $.50, upon conversion, the common shares are subject to repricing.

         The warrants, repricing, and Convertible Preferred Stock all contain provisions which limit the right of Woodward to receive or convert shares into common stock if such conversion or issuance pursuant to repricing rights would cause Woodward to own in excess of 9.9% of the total number of shares then outstanding.

         On March 1, 2002, Eurotech, Ltd. announced that it entered into a private equity line with Jenks & Kirkland, Ltd. ("J&K"). Subject to the terms and conditions of the private equity line, Eurotech may from time to time at its discretion sell up to an aggregate of $10 million of its common stock, par value $.00025 per share, to J&K at a 10% discount to market prices, which is defined as the average of the lowest Bid Prices (not necessarily consecutive) for any three (3) Trading Days during the ten (10) Trading Day period immediately following a Put Date, wherein the Company has given notice to J&K that it intends to sell its stock. The total amount of shares we may issue under the equity line facility may not exceed 9.9% of the total number of shares outstanding on the closing date of each closing and sale of shares pursuant to a Put under the private equity agreement.

SPINNERET FINANCIAL SYSTEMS, INC. Spinneret Financial Systems, Inc. is a firm of which the brother of Don V. Hahnfeldt, our Executive Vice President, is the sole owner, director, and officer. In connection with the December 31, 1999 financing that we received from Woodward LLC (see above), we paid Spinneret a consulting fee of $150,000. In connection with the March 2000 financing, we paid to Spinneret a further consulting fee of $315,790, and in connection with the April

2000 financing, we paid to Spinneret an additional consulting fee of $500,000. Thus, for the entire year of 2000, we had paid to Spinneret a total of $965,790 in consulting fees. In connection with the March 2001 financing, we paid to Spinneret an additional consulting fee of $160,000. We expect to pay to Spinneret approximately 5% of the proceeds of any further financing that we may receive from Woodward LLC in the future.

         Transactions between us and our officers, directors, employees, and affiliates were on terms no less favorable to us than would have been available from unaffiliated parties. Any such transactions were subject to the approval of a majority of the disinterested members of the Board.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------

         The following table tells you, as of the date of this proxy statement, about the beneficial ownership of our common stock that meet the following criteria:

         o    Beneficial owner of more than 5% of our common stock; and

         o    Our current directors and executive officers; and

         o    All of our directors and officers as a group.

         For the purpose of this table, the beneficial ownership of a person includes shares as to which that person has sole or shared voting or investment power as well as shares that the person has the right to acquire within 60 days (such as upon conversion of convertible securities or exercise of warrants or options) as of the date of this proxy statement. For the purpose of calculating the ownership percentages, we have considered to be outstanding both the total number shares actually outstanding on March 7, 2002 and the total number of shares that various people then had the right to acquire within 60 days.

                                    Number of Shares of         Percentage of
Name                                Common Stock                Outstanding
                                    Owned Beneficially          Common Shares
--------------------------------------------------------------------------------

Todd J. Broms                         775,000(1)                  1.14%
Officer
215 East 79th Street
New York, NY 10021

Paul Childress                        128,500(2)                   .19%
Officer
1362 Ivy Wolf Lane
Forest, VA 24551

Randolph A. Graves, Jr.               750,000(3)                  1.10%
Officer
3299 Villanova Avenue
San Diego, CA 92122

Jon W. Dowie                          110,000(4)                   .16%
Former Officer
5112 Heritage Lane
Alexandria, VA 22311

Encore Capital Management Inc.      6,750,369(5)                  9.92%

Teofil Grochowski                      25,000(6)                   .04%
Officer
215 Jefferson Woods Drive
Forest, VA 24551

Peter Gulko                         3,640,000(7)                  5.35%
Former Officer and Director
976 Farm Haven Drive
Rockville, MD  20852

Don V. Hahnfeldt                    1,200,000(8)                  1.76%
Officer and Director
8201 Roxborough Loop
Gainesville, VA 20155

Leonid Khotin                          45,000(9)                   .07%
Director
P.O. Box 269
Smallwood, NY 12778

Simon Nemzow                          530,450(10)                  .78%
Director
301 Blackstone Boulevard
Providence, RI 02906

Jeffrey W. Stephen                    353,800(11)                  .52%
Former Officer
11 A Kosciusko
Peabody, MA  01960

Chad A. Verdi                         645,653(12)                  .95%
Director and Consultant
100 Pheasant Drive
East Greenwich, RI 02818-3532

Woodward, LLC                       5,885,719(13)                 8.65%

Directors and officers as a group   4,563,403(14)                 6.71%

(1) Includes 675,000 shares that Mr. Broms has the right to acquire upon exercise of an immediately exercisable option and 100,000 shares that he has the right to acquire upon exercise of an immediately exercisable warrants.

(2) Includes 125,000 shares that Mr. Childress has the right to acquire upon exercise of an immediately exercisable option.

(3) Includes 600,000 shares that Dr. Graves has the right to acquire upon exercise of an immediately exercisable option.

(4) Includes 100,000 shares that Mr. Dowie has the right to acquire upon exercise of an immediately exercisable option.


(5) Includes 6,000,369 shares owned of record and beneficially after conversion, on January 9, 2002, of $3 million convertible debentures owned by JNC-Opportunity Fund Ltd., 500,000 shares that JNC-Opportunity Fund Ltd. has the right to acquire upon exercise of an immediately exercisable warrant and 250,000 shares that Diversified Strategies Fund, L.P has the right to acquire upon exercise of an immediately exercisable warrant, for all of which Encore Capital Management, Inc., a registered investment adviser, serves as investment manager. The warrants referenced above all contain provisions which limit the right of the holder to convert the warrants if such conversion would cause Encore Capital Management, Inc., to beneficially own in excess of 9.9% of the total number of shares then outstanding.


(6) Includes 25,000 shares that Mr. Grochowski has the right to acquire upon exercise of an immediately exercisable option

(7) Includes 2,530,000 shares registered in the name of CIS Development Corp., which Mr. Gulko, while exercising exclusive voting and dispositive power as to them, holds for the ultimate benefit of certain Russian scientists.

(8) Includes 350,000 shares that Mr. Hahnfeldt has the right to acquire upon exercise of an immediately exercisable warrant, and 650,000 shares that he has the right to acquire upon exercise of an immediately exercisable option.

(9) Includes 25,000 shares that Dr. Khotin has the right to acquire upon exercise of an immediately exercisable warrant.

(10) Includes 25,000 shares that Mr. Nemzow has the right to acquire upon exercise of an immediately exercisable warrant.

(11) Includes 325,000 shares that Mr. Stephen has the right to acquire upon exercise of an immediately exercisable option.

(12) Includes 275,000 shares that Mr. Verdi has the right to acquire upon exercise of an immediately exercisable option, and 150,000 shares that he has the right to acquire upon exercise of an immediately exercisable warrant.

(13) Includes 700,000 shares that Woodward, LLC has the right to acquire upon exercise of an immediately exercisable warrants. Does not include a presently indeterminable number of shares that may be issuable to Woodward, LLC in the event of a "re-pricing" of the shares originally issued to it or shares that we have the right to issue to Woodward, LLC in the event that we exercise our right to obtain additional equity financing from Woodward. The warrants, repricing, and Convertible Preferred Stock all contain provisions which limit the right of Woodward to receive or convert shares into common stock if such conversion or issuance pursuant to repricing rights would cause Woodward to own in excess of 9.9% of the total number of shares then outstanding.

(14)     Ten persons.


NEW NOMINEES TO THE BOARD OF DIRECTORS

         The Company is nominating Mr. Todd J. Broms, President and Chief Executive Officer, and Mr. Carey Naddell as two of the seven nominees to be elected to the Board of Directors. Mr. Naddell's wife owns 300,000 shares of the Company's common stock as of February 8, 2002.

                             ITEM OF BUSINESS NO. 2

         The Board requests that you ratify its selection of Grassi & Co., CPAs, P.C. to serve as Eurotech's independent auditors for fiscal year 2002. Your Board appointed Grassi & Co., CPAs, P.C. as the independent auditors to audit our financial statements for the year ended December 31, 2001. Grassi & Co., CPAs, P.C. has served as our outside auditors since our organization. During 2001 and previous years, that firm has also prepared our tax returns and generally provided advice to your directors and officers on financial and accounting matters, for which services they were not separately remunerated. A representative Grassi & Co., CPAs, P.C. is expected to attend the Annual Meeting, where he will be available to respond to questions and, if he desires, to make a statement.

                                 EUROTECH, LTD.

                           INDEPENDENT AUDITORS' FEES

                                FEBRUARY 19, 2002

In addition to retaining Grassi & Co., CPAs, P.C. ("Grassi"), to audit its financial statements for 2001, Eurotech, Ltd. ("Company") retained Grassi to provide various consulting services in 2001, and expects to continue to do so in the future. The aggregate fees billed for Grassi's professional services in 2001 for these various services were:

    o AUDIT FEES: $125,000 for services rendered for the annual audit of the Company's financial statements for 2001 and the reviews of the quarterly financial statements for 2001 included in the Company's Forms 10-Q;
    o ALL OTHER FEES: $15,000 for tax services, and $20,000 for non-financial statement audit services such as due diligence procedures associated with intellectual property and other business acquisitions; and
    o FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. Grassi did not provide any services related to financial information systems design and implementation during 2001.

         /s/ Simon Nemzow             /s/ Leonid Khotin     /s/ Chad Verdi
         --------------------------   -------------------   --------------------
         Simon Nemzow                 Leonid Khotin         Chad Verdi
         Chairman, Audit Committee    Audit Committee       Audit Committee
         Board of Directors           Board of Directors    Board of Directors


         YOUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT of GRASSI & CO., CPAS, P.C. AS OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR 2002. If the appointment is not ratified, the Board will consider whether it should select other independent accountants.

VOTE REQUIRED


         RATIFICATION OF THE APPOINTMENT OF GRASSI & CO., CPAs P.C. AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2002 REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY SHAREHOLDERS PRESENT AT THE MEETING IN PERSON OR BY PROXY. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED "FOR" APPROVAL OF THIS PROPOSAL.

                       DOCUMENTS INCORPORATED BY REFERENCE

         This Proxy Statement incorporates by reference documents relating to Eurotech which are not included in these proxy materials. Documents relating to Eurotech (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request, without charge, from Eurotech, Ltd., 10306 Eaton Place, Suite 220,
Attention: Secretary, Telephone (703) 352-4399. In order to ensure timely delivery of the documents, any such request should be made by March 21, 2000. Copies of documents so requested will be sent by first class mail, postage paid within one business day of the receipt of such request.

         The following documents of Eurotech are incorporated by reference herein:

               1. Annual report on Form 10-K, as amended, for the year ended December 31, 2001 (copy enclosed);

         All documents filed by Eurotech with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


                             ITEM OF BUSINESS NO. 3

                                 OTHER BUSINESS

         We do not know of any other item of business that may come before the meeting, except a motion to adjourn. If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons named in the accompanying form of proxy may vote to adjourn the meeting to another specific date and time to permit continued solicitation of proxies.


                                  ANNUAL REPORT

         A copy of our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, is being sent to you together with this Notice of Annual Meeting and Proxy Statement.

                                              By order of the Board of Directors

                                              /s/ Randolph A. Graves, Jr.
                                              ----------------------------------
                                              Randolph A. Graves, Jr.
                                              Vice President, Chief Financial
                                              Officer and Corporate Secretary

Exhibit A
                         CHARTER OF THE AUDIT COMMITTEE
                                     of the
                      BOARD OF DIRECTORS OF EUROTECH, LTD.
                                     MISSION

         The Audit Committee (the "Committee") shall act on behalf of the Board of Directors: to oversee the financial reporting process of Eurotech, Ltd. (the "Company"); to evaluate the adequacy of the Company's internal controls; to review the Company's compliance with federal, state, and local laws and regulations; and to monitor the legal and ethical conduct of the Company's management and employees.

         The Committee shall provide an avenue for the flow of information between management, the internal and external auditors, and the Board of Directors. In fulfilling its responsibilities, the Committee shall protect the quality of the Company's financial reporting and the interests of its shareholders.

                                   COMPOSITION
                                   -----------

         The Audit Committee shall consist of three or more independent members of the Board of Directors who are appointed by the Board and serve at the pleasure of the Board. The Chairman of the Board of Directors shall name one of Committee members to serve as its Chairman. Each member should be free of any relationship with the Company that could interfere with the exercise of his or her independence from management and the Company. No officer or employee of the Company (or of any subsidiary or related company) shall be a member of the Committee. Each member should possess integrity, an understanding of the Company's business and services, the ability to ask probing questions and to evaluate answers, the ability to read and understand fundamental financial statements, and the dedication to commit the time and energy necessary to prepare for and attend Committee meetings. At least one member should have accounting or related financial management expertise.

MEETINGS
--------
         The Committee shall meet at least four times a year, and may meet more frequently as circumstances require. In advance of each meeting, a detailed written agenda shall be prepared and distributed to Committee members, along with any other relevant information. In addition to the Committee members, participants at the meeting shall usually include the external auditor, the Chief Financial Officer of the Company, and such other management representatives as are familiar with or responsible for the topics on the agenda.

         To promote the free flow of information, the Committee also shall meet at least four times per year with the external auditor in separate executive sessions. All groups (including management, external auditors, and employees) shall have direct access to the Committee.

                                RESPONSIBILITIES
                                ----------------

         In addition to other obligations that may be placed upon it by law, the Company's charter or bylaws, or the Board of Directors, the responsibilities of the Audit Committee shall include:

    o    REVIEW OF THE ADEQUACY OF THE COMPANY'S INTERNAL CONTROLS

The Committee has oversight responsibility for the Company's internal controls, which are designed to promote efficiency in operations, reliability in financial reporting, and compliance with laws and regulations. Through reports from and discussions with management and the external and internal auditors, the Committee shall gain an understanding of the effectiveness of internal controls, the extent to which controls are reviewed by the auditors, and the degree to which internal control recommendations are implemented by management. The review shall include the monitoring of computer systems security and contingency plans. It shall also include an examination of policies and procedures (and the extent to which they are observed) regarding officers' expense accounts, perquisites, and use of corporate assets.

    o    REVIEW OF FINANCIAL STATEMENTS AND AUDIT RESULTS

The Committee is responsible for reviewing the Company's annual financial statements and for assessing their completeness, reliability, and consistency with appropriate accounting principles. Timely reviews of interim financial information and ongoing communication with external auditors and the Chief Financial Officer provide a foundation for the understanding that is necessary in fulfilling this responsibility. Particular attention shall be given to unusual transactions and to areas involving judgment where different assumptions or philosophies could significantly affect financial statements. The Committee should require management to advise it of any instance in which it has sought a second opinion from an accounting firm other than its external auditor. Prior to the filing of the Form 10-Q (and before public announcement of financial results), the external auditor should discuss with the Committee and a representative of financial management significant adjustments, management judgments and accounting estimates, significant new accounting policies, and any disagreements with management The discussion should include issues such as the clarity of the financial disclosures and the degree of aggressiveness or conservatism in the accounting principles and estimates employed by the Company.


    o    REVIEW OF THE PROCESS FOR MONITORING COMPLIANCE WITH LAWS AND
         REGULATIONS

The Committee is responsible for overseeing the Company's process for monitoring compliance with federal, state, and local laws and regulations. To satisfy its responsibility in this area, the Committee must maintain effective ongoing communication with the management personnel responsible for compliance, the outside counsel, and the external auditor. It must be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements and mat appropriate and effective measures have been taken to protect against any fraudulent and/or illegal acts.

    o    REVIEW OF COMPLIANCE WITH THE CORPORATE CODE OF CONDUCT

The Committee shall ensure that a Code of Conduct is formalized in writing and distributed to all employees in a manner that clearly signals the importance that management and the Board place upon ethical standards and appropriate business conduct. The Committee shall review the Code periodically and shall update it as often as seems appropriate. Through reports from management, the outside counsel, auditors, and/or others, the Committee shall monitor compliance.

    o    REPORTS TO THE SHAREHOLDERS

A report of the Committee, appearing over the printed names of each member of the Committee, shall be included in the Proxy Statement of the Company. The report shall state whether the Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be disclosed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and (iii) received from the auditors disclosures regarding the auditors' independence as required by Independent Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors their independence. In the report, the Committee must also state whether, based on the review and discussions referred to in the immediately preceding sentence, it has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

    o    REPORTS AND RECOMMENDATIONS TO THE BOARD OF DIRECTORS

The Committee shall report Committee activities, actions, and deliberations to the Board of Directors on an ongoing basis, and shall make such recommendations to the Board, as it deems appropriate. The Committee shall review the recommendation of management as to the appointment of the external auditor and shall make a recommendation to the Board as to the firm that is to be proposed in the proxy statement for shareholder approval. The external auditor is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. The Audit Committee is responsible for ensuring that it receives from the external auditor a formal written statement describing all relationships between the auditor and the Company, for actively engaging in a dialogue with the auditor regarding any disclosed relationships or services that may have an impact on the objectivity or independence of the auditor, and for taking (or recommending that the Board take) appropriate action to ensure the independence of the external auditor. The audit and non-audit fees of the external auditor shall be subject to review by the Committee and to approval by the Board. The Committee annually shall review its charter, make such changes, as it deems appropriate, and submit it for ratification by the full Board of Directors.

                                    RESOURCES
                                    ---------

The Committee shall have administrative support from the Company and shall have access to such additional resources as may be required by specific circumstances. It may conduct or commission investigations into any matter within its scope of authority and may retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

--------------------------------------------------------------------------------
                                      PROXY
--------------------------------------------------------------------------------

                                 EUROTECH, LTD.
           PROXY SOLICITED BY EUROTECH, LTD. BY ITS BOARD OF DIRECTORS
                 FOR THE SHAREHOLDERS' MEETING ON MARCH 29, 2002

         The undersigned hereby appoints Randolph A. Graves, Jr., Don V. Hahnfeldt and Chad A. Verdi, and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the 2002 Annual Meeting of Shareholders of EUROTECH, LTD. to be held at the Best Western Inn, 3535 Chain Bridge Road, Fairfax, Virginia 22030-2703, on Friday, March 29, 2002 at 10:00 a.m. Eastern Daylight Time, and any adjournment thereof, and to vote as follows:

1.  ELECTION OF DIRECTORS:
Nominees: Randolph A. Graves, Jr., Don V. Hahnfeldt, Leonid Khotin, Simon Nemzow, Chad A. Verdi, Carey Naddell, and Todd J. Broms for election as directors of Eurotech, Ltd. for the forthcoming year. (The affirmative vote of a plurality of the outstanding shares entitled to vote thereon is required to elect each nominee for election as directors).

[ ] VOTE FOR all nominees listed above, except vote withheld from following nominee(s) (if any):

--------------------------------------------------------------------------------

         OR  [ ]  VOTE WITHHELD from all nominees listed above

2. RATIFICATION OF THE SELECTION OF GRASSI & CO., CPAS, P.C. as our independent public accountants for the year ending December 31, 2002. (Passage of this proposal requires the affirmative vote of a majority of shares represented at the meeting and entitled to vote thereon).

[ ]      VOTE FOR                [ ] VOTE AGAINST              [ ] ABSTAIN

3. OTHER MATTERS: in their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournment thereof, including matters incident to its conduct.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, FOR ITEM 2, AND WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                    PLEASE DATE AND SIGN ON THE REVERSE SIDE

         PROXY NUMBER                                  NUMBER OF SHARES




PLEASE SIGN EXACTLY AS NAME APPEARS BELOW:



                                 Dated:                               , 2002
                                        ------------------------------




                                                                       Signature
                                        ------------------------------





                                                                       Signature
                                        ------------------------------

                                        (Joint Owners should each sign.
                                        Attorneys-in-Fact, Executors,
                                        Administrators, Custodians, Partners
                                        or Corporation Officers should give
                                        full title.)



                     PLEASE DATE, SIGN AND RETURN THIS PROXY
                       IN THE ENCLOSED ENVELOPE PROMPTLY.
             NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES